UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 26, 2006

                           SIBERIAN ENERGY GROUP INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                     Nevada              333-118902          52-2207080
          ---------------------------    -----------     -------------------
        (State  or  other  jurisdiction  (Commission       (IRS  Employer
              of  incorporation)         File  Number)  Identification  No.)

           275  Madison  Ave,  6th  Floor,  New  York,  NY    10016
           ----------------------------------------------------------
           (Address  of  principal  executive offices)      (Zip Code)


                                 (212)  828-3011
                         -------------------------------
                          Registrant's  telephone  number

         --------------------------------------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
        CFR    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01 OTHER EVENTS.

On July 26, 2006, Siberian Energy Group Inc. ("we," "us"), Baltic Petroleum (E&P) Limited ("Baltic") and OOO Zauralneftegaz., a Russian company ("ZNG") entered into a preliminary agreement relating to the possible extension of the

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terms  of  our  joint  venture with Baltic relating to Zauralneftegaz Limited, a
United Kingdom company ("ZNG, Ltd"). (which both us and Baltic own 50% of) entered into on October 14, 2005 and, in particular, the loan agreements provided to ZNG pursuant thereto, at the discretion of Baltic. The preliminary agreement contemplates ZNG and Caspian Finance Limited's entry into a new loan agreement and a gross override royalty agreement being entered into by ZNG in favor of Baltic, both of which are to be on final terms to be agreed between the relevant parties.

We believe that the extension of the terms of the joint venture and the additional loans, if consummated, of which there can be no assurance, will give ZNG additional working capital with which to continue exploration activities on the seven (7) oil and gas exploration and production licenses which ZNG currently holds.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBERIAN ENERGY GROUP, INC.

By: /s/ David Zaikin
-------------------------
David Zaikin, Chief Executive Officer

Dated: September 14, 2006

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